Exhibit 99.1

OMNIQ’S AI BASED MACHINE VISION SaaS SOLUTION “PERCS” TO BE DEPLOYED AT MERCY COLLEGE IN DOBBS FERRY, NEW YORK

SALT LAKE CITY, June 15th, 2023 — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI)-based solutions, today announced that the Company is deploying its AI enhanced SaaS parking and security solution, “PERCS” at Mercy College in Dobbs Ferry, New York.

The omniQ PERCS™ system is a cloud-based software and hardware solution designed to revolutionize parking management. By leveraging omniQ’s AI based Machine Vision Vehicle Recognition System (VRS), PERCS™ transforms a vehicle’s license plate and other attributes like make and color into a convenient virtual parking permit. With PERCS™, the hassle of hang tags and stickers becomes a thing of the past.

This cutting-edge system provides a comprehensive virtual permit system that empowers parking administrators to manage their operations seamlessly from any location. PERCS™ enables efficient user management, citation and appeals processing, parking group and lot management, as well as invoice generation. Additionally, it offers advanced features like payment tracking, system audits, and a wide range of pre-designed and customizable reports.

CEO Shai Lustgarten stated “We are delighted to announce that Mercy College has chosen to implement our total solution for their parking management operations. By adopting our cloud-based SaaS offering, Mercy will gain complete control over permit issuance, automated citation processes, and revenue collection. Our system also ensures secure access control, streamlines entry and exit procedures, and incorporates cutting-edge kiosks that facilitate customer communication with the parking administration.

As we continue to serve the growing parking community, it has become evident that our technology and services significantly enhance customer satisfaction and optimize parking administration operations.”

This announcement follows the recent news that omniQ has deployed its Machine Vision AI based patented propriety technology to its 60th airport in the US. The list includes JFK, EWR, MIA, DFW, LAX and many other large international airports.

omniQ’s system is based on Neural Network algorithm developed by omniQ’s scientists and selected time after time to serve strategic missions for public security, increasing automation and improving quality of life in the most sensitive areas of transportation. The company has its system deployed at the borders in the most sensitive areas across the world including the US and the Middle East.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.